Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 Amendment No. 4 of our report dated August 17, 2010 except for note 11 which was as of December 2, 2010 relating to the financial statements of Internal Fixation Systems, Inc., as of December 31, 2009 and for the year then ended and to all references to our firm included in this Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Mallah Furman & Company, P.A.

Fort Lauderdale, Florida

March 30, 2011